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                 LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES,
                      SECURITY AGREEMENT AND FIXTURE FILING

                                       BY

                      AMERICAN TISSUE MILLS OF OREGON, INC.

                                   as Grantor,

                                       TO

                         TICOR TITLE INSURANCE COMPANY,

                          as Trustee for the Benefit of

                      THE CHASE MANHATTAN BANK, as trustee,
                                 as Beneficiary,


                Securing Principal Indebtedness of $165,000,000;


                            Relating to Premises in:

                                1300 Kaster Road
                            St. Helens, Oregon 97051


                            Dated as of: July 9, 1999



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                        This instrument prepared by and,
                       after recording, please return to:

                               John Schuster, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                               New York, NY 10005


                        --------------------------------

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


                                TABLE OF CONTENTS


Section                              Heading                                        Page
- -------                              -------                                        ----
INTRODUCTION...........................................................................

RECITALS...............................................................................

GRANTING CLAUSES.......................................................................

COVENANTS..............................................................................

ARTICLE I  WARRANTIES, REPRESENTATIONS AND COVENANTS OF GRANTOR........................4

1.1      Payment.......................................................................4
1.2      Authority and Validity........................................................4
1.3      Good Title....................................................................4
1.4      Recording Documentation To Assure Security Interest; Fees and
            Expenses...................................................................5
1.5      Payment of Taxes, Insurance Premiums, Assessments; Compliance
            with Law and Insurance Requirements........................................6
1.6      Certain Tax Law Changes.......................................................8
1.7      Required Insurance Policies...................................................8
1.8      Failure To Make Certain Payments.............................................10
1.9      Inspection...................................................................10
1.10     Grantor To Maintain Improvements.............................................10
1.11     Grantor's Obligations with Respect to Subleases..............................11
1.12     Transfer Restrictions........................................................13
1.13     Destruction; Condemnation....................................................14
1.14     Alterations..................................................................14
1.15     Hazardous Material...........................................................15
1.16     Asbestos.....................................................................16
1.17     Books and Records, Other Information.........................................16
1.18     No Claims Against Beneficiary................................................17
1.19     Utility Services.............................................................17
1.20     Mortgaged Lease..............................................................17

ARTICLE II  ASSIGNMENT OF SUBLEASES; SECURITY AGREEMENT; ASSIGNMENT
                  AGREEMENT...........................................................18

2.1      Assignment of Leases, Rents, Issues and Profits..............................18
2.2      Security Interest in Personal Property.......................................20

ARTICLE III  EVENTS OF DEFAULT AND REMEDIES...........................................21

3.1      Events of Default............................................................21
3.2      Remedies in Case of an Event of Default......................................21
3.3      Sale of Mortgaged Property if Event of Default Occurs; Proceeds
            of Sale...................................................................22

Section                              Heading                                        Page
- -------                              -------                                        ----
3.4      Additional Remedies in Case of an Event of Default...........................23
3.5      Legal Proceedings After an Event of Default..................................23
3.6      Remedies Not Exclusive.......................................................24

ARTICLE IV  CERTAIN DEFINITIONS.......................................................25


ARTICLE V  MISCELLANEOUS..............................................................25

5.1      Severability of Provisions...................................................25
5.2      Notices......................................................................25
5.3      Covenants To Run with the Land...............................................26
5.4      Headings.....................................................................26
5.5      Limitation on Interest Payable...............................................26
5.6      Indemnity....................................................................26
5.7      Governing Law; Terms.........................................................27
5.8      No Merger....................................................................27
5.9      Modification in Writing......................................................27
5.10     No Credit for Payment of Taxes or Impositions................................28
5.11     Stamp and Other Taxes........................................................28
5.12     Estoppel Certificates........................................................28
5.13     Additional Security..........................................................28
5.14     Release......................................................................28
5.15     Certain Expenses of Beneficiary and Trustee..................................28
5.16     Expenses of Collection.......................................................29
5.17     Business Days................................................................29
5.18     Relationship.................................................................29
5.19     Reconveyance Upon Payment of Secured Obligations.............................29
5.20     Concerning Beneficiary.......................................................29
5.21     Concerning Trustee...........................................................30
5.22     Waiver of Stay...............................................................30
5.23     Continuing Security Interest; Assignment.....................................30
5.24     Obligations Absolute.........................................................31
5.25     Notice Under ORS 746.201 - Warning...........................................31

SIGNATURES

ACKNOWLEDGMENTS

SCHEDULE A LEGAL DESCRIPTION

SCHEDULE B PRIOR LIENS

                            LEASEHOLD DEED OF TRUST,
                    ASSIGNMENT OF LEASES, SECURITY AGREEMENT
                               AND FIXTURE FILING

     LEASEHOLD DEED OF TRUST, ASSIGNMENT OF LEASES, SECURITY AGREEMENT AND FIXTURE FILING ("Deed of Trust"), dated as of July 9, 1999, made by AMERICAN TISSUE MILLS OF OREGON, INC., a New York Corporation, having an office at 135 Engineers Road, Hauppauge, New York 11788, as grantor, assignor and debtor (in such capacities and together with any successors in such capacities, "Grantor"), to TICOR TITLE INSURANCE COMPANY, an Oregon corporation (the "Trustee") for the use and benefit of THE CHASE MANHATTAN BANK, having an office at 450 West 33rd Street, New York, New York 10001, as trustee and collateral agent pursuant to the Indenture (as hereinafter defined), as beneficiary, assignee and secured party (in such capacities and together with any successors in such capacities, "Beneficiary").

                                R E C I T A L S :

     A. American Tissue Inc. ("Issuer"), Grantor, Beneficiary and certain other parties are, contemporaneously with the execution and delivery of this Deed of Trust, entering into that certain indenture, dated as of the date hereof (as amended, amended and restated, supplemented, or otherwise modified from time to time, the "Indenture"; capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture), pursuant to which Issuer is issuing its 12 1/2 % senior secured notes due July 15, 2006 (the "Senior Secured Notes") in the aggregate principal amount of $165,000,000. It is contemplated that Issuer may, after the date hereof, issue exchange notes pursuant to the Indenture ("Exchange Notes"; together with the Senior Secured Notes, the "Notes"). Grantor, a subsidiary of Issuer, is unconditionally guaranteeing the Issuer's obligations under the Notes.

     B. Grantor is the owner and holder of the tenant's interest under that certain lease, dated as of November 23, 1992 (as amended from time to time in accordance with the provisions of this Deed of Trust, the "Mortgaged Lease") between Boise Cascade Corporation, as landlord (together with its successors and assigns, "Lessor") and Grantor, as tenant, which affects the property described on Schedule A annexed hereto. A memorandum of lease relating to the Mortgaged Lease was recorded November 30, 1992 as instrument number 92-8531, in the real property records of Columbia County, Oregon.

     C. Grantor is executing and delivering this Deed of Trust to grant to Beneficiary for its benefit and the benefit of the Holders (collectively, the "Secured Parties") liens of the character and priority contemplated herein on the Mortgaged Property to secure the payment and performance of the Secured Obligations (as hereinafter defined).

     D. This Deed of Trust is given by Grantor in favor of Beneficiary for its benefit and the benefit of the Holders to secure the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all obligations of Issuer now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, Issuer's obligation to pay principal of, premium if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations, (ii) all obligations of Grantor now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, Grantor's obligation arising under the applicable Subsidiary Guarantee to pay principal of, premium if any, and interest on the Notes when due and payable) and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of such obligations and (iii) without duplication of the amounts described in clauses (i) and (ii), all obligations of Grantor now existing or hereafter arising under or in respect of this Deed of Trust or any other Security Document, including, without limitation, with respect to all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Deed of Trust or in any other Security Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i) and (ii), collectively, the "Secured Obligations").

                        G R A N T I N G  C L A U S E S :

     For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby pledge, give, grant, bargain, sell, assign, and convey and transfer to Trustee, its successors and assigns, in trust, with powers of sale, for the use and benefit of Beneficiary, a security interest in and deed of trust lien upon, all Grantor's right, title and interest in, to and under the following property, whether now owned or held or hereafter acquired from time to time (collectively, the "Mortgaged Property"):

     A. The tenant's interest and estate in the Mortgaged Lease and in all recorded and unrecorded extensions, amendments, supplements and restatements thereof, together with all rights, title and interest of the tenant under the Mortgaged Lease in and to any and all easements, rights-of-way, sidewalks, strips and gores of land, drives, roads, curbs, streets, ways, alleys, passages, passageways, sewer rights, waters, water courses, water rights, and all power, air, light and other rights, estates, titles, interests, privileges, liberties, servitudes, licenses, tenements, hereditaments and appurtenances whatsoever, in any way demised under the Mortgaged Lease or belonging, relating or appertaining to the land affected by the Mortgaged Lease, or any part thereof, or which hereafter shall in any way be demised under the Mortgaged Lease or belong, relate or be appurtenant thereto (collectively, the "Land");

     B. Any and all estates or interests of Grantor in the buildings, structures and other improvements and any and all Alterations (as hereinafter defined) now or hereafter located or erected on the Land, including, without limitation, attachments, walks and ways (collectively, the "Improvements"; together with the Land, the "Premises");

     C. Any and all permits, certificates, licenses, franchises, consents, approvals and authorizations, however characterized, issued or in any way furnished in connection with the Premises, whether necessary or not for the operation and use of the Premises, including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation;

     D. Any and all interest of Grantor in all machinery, apparatus, equipment, fittings, fixtures, improvements and articles of personal property of every kind and nature whatsoever now or hereafter attached or affixed to the Premises or used in connection with the use and enjoyment of the Premises or the maintenance or preservation thereof, including, without limitation, all utility systems, fire sprinkler and alarm systems, HVAC equipment, boilers, electronic data processing, telecommunications or computer equipment, refrigeration, electronic monitoring, water or lighting systems, power, sanitation, waste removal, elevators, maintenance or other systems or equipment, and all other articles used or useful in connection with the use or operation of any part of the Premises (collectively, the "Equipment");

     E. All Grantor's right, title and interest as landlord, sublandlord, franchisor, licensor or grantor, in all subleases of space, oil, gas and mineral leases, franchise agreements, licenses, occupancy or concession agreements now existing or hereafter entered into relating in any manner to the Premises or the Equipment and any and all amendments, modifications, supplements and renewals of any thereof (each such lease, license or agreement, together with any such amendment, modification, supplement or renewal, a "Sublease"), whether now in effect or hereafter coming into effect, including, without limitation, all rents, additional rents, cash, guaranties, letters of credit, bonds, sureties or securities deposited thereunder to secure performance of the sublessee's, franchisee's, licensee's or obligee's obligations thereunder, revenues, earnings, profits and income, advance rental payments, payments incident to assignment, sublease or surrender of a Sublease, claims for forfeited deposits and claims for damages, now due or hereafter to become due, with respect to any Sublease, any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Grantor under any Sublease or otherwise, and any award in the event of the bankruptcy of any tenant under or guarantor of a Sublease (collectively, the "Rents");

     F. All drawings, surveys, title insurance policies, construction contracts, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guaranties, appraisals, studies and data relating to the Premises or the Equipment or the construction of any Alteration or the maintenance of any Permit (as hereinafter defined); and

     G. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation or other awards or payments and refunds of real estate taxes and assessments, including interest thereon (collectively, "Proceeds");

     TO HAVE AND TO HOLD the Mortgaged Property together with the rights, privileges and appurtenances thereto belonging unto (i) Trustee, his substitutes or successors, forever, to the extent the same constitutes real property or an interest therein and (ii) Beneficiary, to the extent the same does not constitute real property or an interest therein, in either case for the benefit of Beneficiary and Beneficiary's successors and assigns forever, for the purpose of securing payment and performance of the Secured Obligations, and Grantor hereby binds itself and its successors and assigns to warrant and forever defend the Mortgaged Property unto each of the Trustee and Beneficiary, their substitutes, successors and assigns, as the case may be, against the claim or claims of all persons claiming or to claim the same or any party thereof.

     Notwithstanding the foregoing, the Mortgaged Property shall not include property or assets hereafter acquired by Grantor which is subject to any Purchase Money Lien (as defined in the Indenture); provided, however, that at such time as such property or asset is no longer subject to such Purchase Money Lien, such property or asset shall (without any act or delivery by any Person) constitute Mortgaged Property hereunder.

                               C O V E N A N T S :

     Grantor warrants, represents and covenants to and for the benefit of Beneficiary as follows:


                                    ARTICLE I

                         WARRANTIES, REPRESENTATIONS AND
                              COVENANTS OF GRANTOR

     SECTION 1.1 Payment. Grantor shall pay as and when the same shall become due, whether at its stated maturity, by acceleration or otherwise, each and every amount payable by Grantor under the Secured Obligations and shall perform, at or prior to the same time such performance shall be due all other obligations of Grantor which constitute Secured Obligations.

     SECTION 1.2 Authority and Validity. Grantor represents, warrants and covenants that (i) Grantor is duly authorized to execute and deliver this Deed of Trust and all corporate and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained, (ii) this Deed of Trust is a legal, valid, binding and enforceable obligation of Grantor and (iii) Grantor has full corporate power and lawful authority to execute and deliver this Deed of Trust and to mortgage and grant a security interest in the Mortgaged Property as contemplated herein.

     SECTION 1.3 Good Title.

     1.3.1 Grantor represents, warrants and covenants that (i) Grantor owns the tenant's interest in the Mortgaged Lease and has good and legal title to the Premises and the landlord's interest, if any, and estate under or in respect of the Subleases and good title to the interest it purports to own, if any, in and to each of the Permits, the Equipment and the Contract Rights, in each case subject to no deed of trust, mortgage, pledge, security interest, encumbrance, lien, lease, sublease, license, easement, assignment, collateral assignment or charge of any kind, including, without limitation, any conditional sale or other title retention agreement or lease or sublease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute or any subordination arrangement in favor of any party other than Grantor (collectively, "Liens"; each, a "Lien"), except for those Liens identified on Schedule B (collectively, the "Prior Liens"), (ii)
(a) the Mortgaged Lease is a valid and subsisting lease, superior and paramount to all other leases respecting the property to which such Mortgaged Lease relates, (b) the Mortgaged Lease is in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing under the Mortgaged Lease, and (c) the Mortgaged Lease is not subject to any defenses, offsets or counterclaims and there have been no renewals or extensions of or supplements, modifications or amendments to the Mortgaged Lease not previously disclosed to Beneficiary, (iii) with respect to each Sublease relating to the Mortgaged Property, each such Sublease is in full force and effect and no default (nor any event which, with notice or lapse of time or both, would constitute such a default) has occurred or is continuing thereunder, (iv) it is in actual possession of the Premises,
(v) Grantor will keep in effect all rights and appurtenances to or that constitute a part of the Mortgaged Property, (vi) Grantor will protect, preserve and defend its interest in the Mortgaged Property and title thereto, (vii) Grantor will comply with each of the terms, conditions and provisions of any obligation of Grantor which is secured by the Mortgaged Property or the noncompliance with which may result in the imposition of a Lien on the Mortgaged Property, (viii) Grantor will appear and defend the Lien and security interests created and evidenced hereby and the validity and priority of this Deed of Trust in any action or proceeding affecting or purporting to affect the Mortgaged Property or any of the rights of Beneficiary hereunder, (ix) this Deed of Trust creates and constitutes a valid and enforceable Lien on the Mortgaged Property, and, to the extent any of the Mortgaged Property shall consist of personalty, a security interest in the Mortgaged Property, which Lien and security interest are and will be subject only to (a) Prior Liens (but not to extensions, amendments, supplements or replacements of Prior Liens unless consented to by Beneficiary) and (b) Liens hereafter created and which, pursuant to the provisions of Section 1.12, are superior to the Lien and security interests created and evidenced hereby, and Grantor does now and will forever warrant and defend to Beneficiary and all its successors and assigns such title and the validity and priority of the Lien and security interests created and evidenced hereby against the claims of all persons and parties whomsoever, (x) there has been issued and there remain in effect each and every certificate of occupancy or use or other Permit currently required (except where the same is being contested in accordance with the provisions of subsection 1.5.5) for the existing use and occupancy by Grantor and its tenants, if any, of the Premises and (xi) no notice of violation (other than a notice which has previously been delivered to the Beneficiary or disclosed in the Real Property Officer's Certificate) has been received by Grantor and remains outstanding (except where the same is being contested in accordance with the provisions of subsection 1.5.5) with respect to the Premises in connection with local zoning, land use, set back or other development and use requirements of Governmental Authorities (as hereinafter defined), other than a violation which would be acceptable to a Prudent Operator.

     1.3.2 Grantor, immediately upon obtaining knowledge of the pendency of any proceedings for the eviction of Grantor from the Mortgaged Property or any part thereof by paramount title or otherwise questioning Grantor's title to the Mortgaged Property as warranted in this Deed of Trust, or of any condition that might reasonably be expected to give rise to any such proceedings, shall notify Beneficiary thereof. Beneficiary may participate in such proceedings, and Grantor will deliver or cause to be delivered to Beneficiary all instruments requested by Beneficiary to permit such participation. In any such proceedings Beneficiary may be represented by counsel satisfactory to Beneficiary at the expense of Grantor. If, upon the resolution of such proceedings, Grantor shall suffer a loss of the Mortgaged Property or any part thereof or interest therein and title insurance proceeds shall be payable in connection therewith, such proceeds are hereby assigned to and shall be paid to Beneficiary to be applied as Net Cash Proceeds to the payment of the Secured Obligations in accordance with the provisions of Section 4.04 of the Indenture.

     SECTION 1.4 Recording Documentation To Assure Security Interest; Fees and Expenses.

     1.4.1 Grantor shall, forthwith after the execution and delivery of this Deed of Trust and thereafter, from time to time, cause this Deed of Trust and any financing statement, continuation statement or similar instrument relating to any thereof or to any property intended to be subject to the Lien of this Deed of Trust to be filed, registered and recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the validity and priority thereof or the Lien hereof purported to be created upon the Mortgaged Property and the interest and rights of Trustee and Beneficiary therein. Grantor shall (if it has not already done so), at its sole cost and expense, properly, duly and validly record an appropriate memorandum of the Mortgaged Lease and any amendments or supplements thereto in each jurisdiction in which any of the Land may be situated. Grantor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments.

     1.4.2 Grantor shall, at the sole cost and expense of Grantor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements and assurances as Trustee or Beneficiary shall from time to time reasonably request, which may be necessary in the reasonable judgment of Trustee or Beneficiary from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Trustee and Beneficiary, the property and rights hereby conveyed or assigned or which Grantor may be or may hereafter become bound to convey or assign to Trustee or Beneficiary or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or the filing, registering or recording of this Deed of Trust. In the event Grantor shall fail after demand to execute any instrument required to be executed by Grantor under this subsection 1.4.2, Trustee or Beneficiary may execute the same as the attorney-in-fact for Grantor, such power of attorney being coupled with an interest and irrevocable.

     SECTION 1.5 Payment of Taxes, Insurance Premiums, Assessments; Compliance with Law and Insurance Requirements.

     1.5.1 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall pay and discharge, or cause to be paid and discharged, from time to time when the same shall become due and payable by Grantor, to the extent such payment and discharge shall be due from Grantor pursuant to the terms of the Mortgaged Lease, all ground rent, all real estate and other taxes, special assessments, levies, permits, inspection and license fees, all premiums for insurance, all water and sewer rents and charges and all other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or upon the Rents. Grantor shall, upon Beneficiary's request, deliver to Beneficiary, receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against the Mortgaged Property or any part thereof or the Rents.

     1.5.2 From and after the occurrence and during the continuance of an Event of Default, at the option and upon the request of Beneficiary, Grantor shall deposit with Beneficiary, on the first day of each month, an amount estimated by Beneficiary to be equal to one-twelfth of the annual taxes, assessments and other items required to be discharged by Grantor under subsection 1.5.1. Such amounts shall be held by Beneficiary without interest to Grantor and applied to the payment of the obligations in respect of which such amounts were deposited, in such priority as Beneficiary shall determine, on or before the respective dates on which such obligations or any part thereof would become delinquent. Nothing contained in this Section 1.5 shall (i) affect any right or remedy of Beneficiary under any provision of this Deed of Trust or of any statute or rule of law to pay any such amount as provided above from its own funds and to add the amount so paid, together with interest at a rate per annum (the "Default Rate") equal to the highest rate then payable under the Notes during such time that any amount remains outstanding, to the Secured Obligations or (ii) relieve Grantor of its obligations to make or provide for the payment of the annual taxes, assessments and other charges required to be discharged by Grantor under subsection 1.5.1. Grantor hereby grants to Beneficiary a security interest in all sums held pursuant to this subsection 1.5.2 to secure payment and performance of the Secured Obligations. During the continuance of any Event of Default, Beneficiary may, at its option, apply all or any part of the sums held pursuant to this subsection 1.5.2 to payment and performance of the Secured Obligations. Grantor shall redeposit with Beneficiary an amount equal to all amounts so applied as a condition to the cure, if any, of such Event of Default in addition to fulfillment of any other required conditions. Notwithstanding the foregoing provisions of this subsection 1.5.2, no deposit with Beneficiary in respect of any item contemplated by this subsection 1.5.2 shall be required if and for so long as deposits in respect of such item are made by Grantor to Lessor under the Mortgaged Lease.

     1.5.3 Unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5, Grantor shall timely pay, or cause to be paid, all lawful claims and demands of mechanics, materialmen, laborers, government agencies administering worker's compensation insurance, old age pensions and social security benefits and all other claims, judgments, demands or amounts of any nature which, if unpaid or not bonded, might result in, or permit the creation of, a Lien on the Mortgaged Property or any part thereof, or on the Rents or which might result in forfeiture of all or any part of the Mortgaged Property.

     1.5.4 Except as disclosed in the Real Property Officer's Certificate, Grantor shall maintain, or cause to be maintained, in full force and effect all permits, certificates, authorizations, consents, approvals, licenses, franchises or other instruments now or hereafter required by any Governmental Authority to operate or use and occupy the Premises and the Equipment for its intended uses (collectively, "Permits"; each, a "Permit"). Except as disclosed in the Real Property Officer's Certificate, and unless and to the extent contested by Grantor in accordance with the provisions of subsection 1.5.5 hereof, Grantor shall comply with all requirements set forth in the Permits and all requirements of any law, ordinance, rule, regulation or similar statute or case law (collectively, "Requirements of Law") of any Governmental Authority applicable to all or any part of the Mortgaged Property or the condition, use or occupancy of all or any part thereof or any recorded deed of restriction, declaration, covenant running with the land or otherwise, now or hereafter in force. Grantor shall not initiate, join in, or consent to any change in the zoning or any other permitted use classification of the Premises without the prior written consent of Beneficiary, which shall not be unreasonably withheld or delayed.

     1.5.5 To the extent permitted by the Mortgaged Lease, Grantor may at its own expense contest the amount or applicability of any of the obligations described in subsections 1.3.1 (viii), 1.4.1, 1.5.1, 1.5.3, 1.5.4, 1.15.2 and/or
1.16 by appropriate legal proceedings, prosecution of which operates to prevent the collection or enforcement thereof and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy such obligations; provided, however, that (i) any such contest shall be conducted in good faith by appropriate proceedings promptly instituted and diligently conducted and (ii) in connection with such contest, Grantor shall, (A) have made provision for the payment or performance of such contested obligation on Grantor's books if and to the extent required by GAAP or (B) deposited with Beneficiary, or with Lessor if so required by the Mortgaged Lease to hold for the benefit of Grantor a sum sufficient to pay and discharge such obligation and Beneficiary's estimate of all interest and penalties related thereto or property bonded for such amount or
(C) in the case of any contested judgment, delivered to Beneficiary an instrument in which an appropriate insurance carrier shall have agreed in writing that full insurance coverage (subject to customary deductible) exists in respect of such contested judgment. Any such deposit (and any income earned thereon) not otherwise used to pay such obligation, interest or penalties shall be promptly returned to Grantor. Notwithstanding the foregoing provisions of this subsection 1.5.5, (i) no contest of any such obligations may be pursued by Grantor if such contest would expose Beneficiary or any Holder of Notes to any possible criminal liability or, unless Grantor shall have furnished a bond or other security therefor reasonably satisfactory to Beneficiary, any additional civil liability for failure to comply with such obligations and (ii) if at any time payment or performance of any obligation contested by Grantor pursuant to this subsection 1.5.5 shall become necessary to prevent the delivery of a tax or similar deed conveying the Mortgaged Property or any portion thereof because of nonpayment or nonperformance, or to prevent the occurrence of a default (or a condition which, with the giving of notice or lapse of time or both, may become a default) under the Mortgaged Lease, Grantor shall pay or perform the same, in sufficient time to prevent the delivery of such tax or similar deed or such termination or forfeiture.

     1.5.6 Grantor shall not take any action that could be the basis for termination, revocation or denial of any insurance coverage required to be maintained under this Deed of Trust or that could be the basis for a defense to any claim under any insurance policy maintained in respect of the Premises or the Equipment and Grantor shall otherwise comply in all respects with the requirements of any insurer that issues a policy of insurance in respect of the Premises or the Equipment; provided, however, that Grantor may, at its own expense and after notice to Beneficiary, (i) contest the applicability or enforceability of any such requirements by appropriate legal proceedings, prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under Section 1.7 hereof or (ii) cause the insurance policy containing any such requirement to be replaced by a new policy or included in a different policy complying with the provisions of Section 1.7.

     1.5.7 Grantor shall, promptly upon receipt of any written notice regarding any failure by Grantor to pay or discharge any of the obligations described in subsection 1.5.1, 1.5.3, 1.5.4 or 1.5.6, furnish a copy of such notice to Beneficiary.

     1.5.8 In the event that the proceeds of any tax claim are paid after Beneficiary has exercised its right to foreclose the Lien of this Deed of Trust, such proceeds shall be paid to Beneficiary to satisfy any deficiency remaining after such foreclosure. Beneficiary shall retain its interest in the proceeds of any tax claim during any redemption period. The amount of any such proceeds in excess of any deficiency claim of Beneficiary shall be released to Grantor.

     SECTION 1.6 Certain Tax Law Changes. In the event of the passage after the date of this Deed of Trust of any law deducting from the value of real property, for the purpose of taxation, amounts in respect of any Lien thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Deed of Trust, the Indenture or any other Collateral Document, Grantor shall promptly pay to Beneficiary such amount or amounts as may be necessary from time to time to pay such tax or otherwise take such action as reasonably required by Beneficiary.

     SECTION 1.7 Required Insurance Policies.

     1.7.1 Grantor shall comply with all provisions, representations, warranties, conditions and covenants of the Mortgaged Lease pertaining to insurance. Grantor shall maintain in full force and effect the greater of the following insurance coverages or the insurance coverages required pursuant to the terms of the Mortgaged Lease in respect of the Premises and the Equipment; provided, however, that to the extent that the terms of this Deed of Trust and the Mortgaged Lease require identical coverage, Grantor need only maintain one policy or group of policies providing such coverage:

          (i) Physical hazard insurance on an "all risk" basis covering, without limitation, hazards commonly covered by fire and extended coverage, lightning, windstorm, civil commotion, hail, riot, strike, water damage, sprinkler leakage, collapse and malicious mischief, in an amount equal to the full replacement cost of the Improvements and all Equipment, with such deductibles as Beneficiary may from time to time require, and, if Beneficiary shall not have imposed any such requirements, with such deductibles as would be maintained by a Prudent Operator. "Full replacement cost" means the Cost of Construction (as hereinafter defined) to replace the Improvements and the Equipment, exclusive of depreciation, excavation, foundation and footings, as determined from time to time (but not less frequently than once every twelve (12) months) by a Person selected by Grantor and reasonably acceptable to Beneficiary;

          (ii) Commercial general liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and any adjoining streets, sidewalks and passageways, and covering any and all claims, including, without limitation, all legal liability to the extent insurable imposed upon Beneficiary and all court costs and attorneys' fees, arising out of or connected with the possession, use, leasing, operation or condition of the Premises with policy limits and deductibles in such amounts as from time to time would be maintained by a Prudent Operator;

          (iii) Worker's compensation insurance as required by the laws of the state where the Premises are located to protect Grantor and Beneficiary against claims for injuries sustained in the course of employment at the Premises;

          (iv) Explosion insurance in respect of any boilers and similar apparatus located on the Premises or comprising any Equipment, with policy limits and deductibles in such amounts as Beneficiary may from time to time require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator;

          (v) Business interruption insurance and/or loss of "rental value" insurance covering one year of loss, the term "rental value" to mean the sum of (a) the total estimated gross rental income from tenant occupation of the Improvements as furnished and equipped under Subleases and (b) the total amount of all other charges which are the legal obligation of the tenants, lessees and sublessees of the Premises under Subleases or in such amounts as would be maintained by a Prudent Operator;

          (vi) If the Premises are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, each as amended, or any successor laws, flood insurance with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if Beneficiary shall not have imposed any such requirements, in such amounts as would be maintained by a Prudent Operator; and

          (vii) Such other insurance, against such risks and with policy limits and deductibles in such amounts as Beneficiary may from time to time reasonably require, and, if no such requirements shall have been imposed, in such amounts as would be maintained by a Prudent Operator.

     1.7.2 All insurance policies required by this Section 1.7 shall be in form reasonably satisfactory to Beneficiary and may be covered under master or blanket policies covering other assets and/or activities. All insurance policies in respect of the coverages required by subsections 1.7.1(i), 1.7.1(iv), 1.7.1(v), 1.7.1(vi) and, if applicable, 1.7.1(vii), shall be in amounts at least sufficient to prevent coinsurance liability, and all losses thereunder shall be payable to Beneficiary, as loss payee, pursuant to a standard non-contributory New York (or similar) mortgagee endorsement. All insurance policies in respect of the coverages required by subsections 1.7.1(ii), (1.7.1 (iii) and, if applicable, 1.7.1(vii) shall name Beneficiary as an additional insured in addition to any additional insureds required to be named under the Mortgaged Lease. Each policy of insurance required under this Section 1.7 shall provide that it may not be modified, reduced, cancelled or otherwise terminated without at least thirty (30) days' prior written notice to Beneficiary and shall permit Beneficiary to pay any premium therefor within ten (10) days after receipt of any notice stating that such premium has not been paid when due. All insurance policies required hereunder shall provide that all losses thereunder shall be payable notwithstanding any act or negligence of Grantor or its agents or employees which otherwise might have resulted in a forfeiture of all or a part of such insurance payments. The policy or policies of such insurance or certificates of insurance evidencing the required coverages, and all renewals or extensions thereof, shall be delivered to Beneficiary. Settlement of any claim under any of the insurance policies referred to in this Section 1.7, if such claim involves (in the reasonable judgment of Beneficiary) loss in excess of $500,000, shall require the prior written approval of Beneficiary (which written approval shall not be unreasonably withheld or delayed), and Grantor shall use reasonable efforts to cause each such policy to contain a provision to such effect.

     1.7.3 At least thirty(30) days prior to the expiration of any insurance policy required by this Section 1.7, a policy or policies renewing or extending such expiring policy or renewal or extension certificates or other reasonable evidence of renewal or extension and that the applicable policies are in full force and effect shall be delivered to Beneficiary.

     1.7.4 Grantor shall not purchase separate insurance policies concurrent in form or contributing in the event of loss with those policies required to be maintained under this Section 1.7, unless Beneficiary is included thereon as a named insured as its interest may appear and, if applicable, with loss payable to Beneficiary under an endorsement containing the provisions described in subsection 1.7.2. Grantor shall immediately notify Beneficiary whenever any such separate insurance policy is obtained and shall promptly deliver to Beneficiary the policy or certificate evidencing such insurance.

     1.7.5 Grantor shall, immediately upon receipt of any written notice of any failure by Grantor to pay any insurance premium in respect of any insurance policy required to be maintained under this Section 1.7, furnish a copy of such notice to Beneficiary.

     SECTION 1.8 Failure To Make Certain Payments. If Grantor shall fail to perform any of the covenants contained in this Deed of Trust, including, without limitation, Grantor's covenants to (i) pay the premiums in respect of all required insurance coverages, (ii) pay taxes and assessments, (iii) make repairs, (iv) discharge liens and encumbrances or (v) pay or perform any obligations of Grantor under the Leases, Beneficiary may, but shall not be obligated to, make advances to perform such covenant on Grantor's behalf, and all sums so advanced shall be included in the Secured Obligations and, to the extent permitted by applicable law, shall be secured hereby. Grantor shall repay on demand all sums so advanced by Beneficiary on behalf of Grantor, with interest at the Default Rate from the date of payment by Beneficiary to the date of reimbursement. Neither the provisions of this Section 1.8 nor any action taken by Beneficiary pursuant to the provisions of this

Section 1.8 shall prevent any such failure to observe any covenant contained in this Deed of Trust from constituting an Event of Default. Beneficiary shall not be bound to inquire into the validity of any tax, lien or imposition which Grantor fails to pay as and when required hereby and which Grantor does not contest in accordance with the terms hereof.

     SECTION 1.9 Inspection. Grantor shall permit Beneficiary, by its agents, accountants and attorneys, to visit and inspect the Premises and any Equipment located thereon at such reasonable times as may be requested by Beneficiary, subject to reasonable notice and confidentiality requirements which are not more restrictive than those maintained by Grantor as a matter of general policy.

     SECTION 1.10 Grantor To Maintain Improvements. Grantor shall not commit or suffer any waste on the Premises or with respect to any Equipment or make any change in the use of the Premises or any Equipment. Grantor represents and warrants that, to the extent the same would be required by a Prudent Operator
(i) the Premises are served by all utilities required or necessary for the current use thereof, (ii) all streets necessary to serve the Premises are completed and serviceable and have been dedicated and accepted as such by the appropriate Governmental Authorities and (iii) Grantor has access to the Premises from public roads sufficient to allow Grantor and its tenants and invitees to conduct its and their businesses at the Premises in accordance with sound commercial practices. Grantor shall, at all times and to the extent the same would be maintained or made by a Prudent Operator (i) maintain the Premises and on-site Equipment in safe and insurable operating order, condition and repair and (ii) shall make all repairs, structural or nonstructural, when necessary. Grantor shall (i) not alter the occupancy or use of all or any part of the Premises without the prior written consent of Beneficiary and (ii) to the extent the same would be done by a Prudent Operator, do all other acts which from the character or use of the Premises and Equipment may be necessary or appropriate to maintain and preserve their value.

     SECTION 1.11 Grantor's Obligations with Respect to Subleases.

     1.11.1 Subject to the provisions of subsection 1.11.2 herein, Grantor will manage and operate the Mortgaged Property in a reasonably prudent manner and will not without the prior written consent of Beneficiary enter into any Lease of all or any part of the Premises.

     1.11.2 Grantor shall not:

          (i) subject to the provisions of the Indenture, receive or collect, or permit the receipt or collection of, any rental or other payments under any Sublease more than one month in advance of the respective period in respect of which they are to accrue, except that (a) in connection with the execution and delivery of any Sublease or of any amendment to any Sublease, rental payments thereunder may be collected and received in advance in an amount not in excess of one month's rent and/or a reasonable security deposit may be required thereunder and (b) Grantor may receive and collect escalation and other charges in accordance with the terms of each Sublease;

          (ii) assign, transfer or hypothecate (other than to Beneficiary hereunder or in accordance with the terms of the applicable Intercreditor Agreement) any rental or other payment under any Lease whether then due or to accrue in the future, the interest of Grantor as lessor under any Lease or the rents, issues, revenues, profits or other income of the Mortgaged Property;

          (iii) enter into any Sublease after the date hereof that does not contain terms to the effect as follows:

               (a) such Sublease and the rights of the tenant thereunder (including, without limitation, any options to purchase or rights of first offer or refusal) shall be subject and subordinate to the rights of Beneficiary under and the Lien of this Deed of Trust;

               (b) such Sublease has been assigned as collateral security by Grantor as landlord thereunder to Beneficiary under this Deed of Trust;

               (c) in the case of any foreclosure hereunder, the rights and remedies of the tenant in respect of any obligations of any successor landlord thereunder shall be limited to the equity interest of such successor landlord in the Premises and any successor landlord shall not (1) be liable for any act, omission or default of any prior landlord under the Sublease, (2) be required to make or complete any tenant improvements or capital improvements or repair, restore, rebuild or replace the demised premises or any part thereof in the event of damage, casualty or condemnation or (3) be required to pay any amounts to tenant arising under the Sublease prior to such successor landlord taking possession;

               (d) the tenant's obligation to pay rent and any additional rent shall not be subject to any abatement, deduction, counterclaim or setoff as against any mortgagee or purchaser upon the foreclosure of any of the Premises or the giving or granting of a deed in lieu thereof by reason of a landlord default occurring prior to such foreclosure or delivery of such deed and such mortgagee or purchaser will not be bound by any advance payments of rent in excess of one month or any security deposits unless such security was actually received by Beneficiary (or in the case of a letter of credit, was properly transferred in negotiable form);

               (e) the tenant agrees to attorn, at the option of Beneficiary or any purchaser of the Premises, upon a foreclosure of the Premises or the giving or granting of a deed in lieu thereof; and

               (f) the tenant agrees to give notice to Beneficiary of any default by landlord under the Sublease and Beneficiary shall have a reasonable time to cure, should Beneficiary so elect, any default of landlord prior to tenant exercising any rights of tenant to terminate or cancel such Sublease.

          (iv) enter into any amendment or modification of any Sublease which would materially and adversely change the unexpired term thereof or decrease the amount of the rents or other amounts payable thereunder or which would impair the value or utility of the Mortgaged Property or the security provided by this Deed of Trust;

          (v) enter into any further lease or sublease of the property subject to any Sublease without the prior written consent of Beneficiary, unless such Sublease is not amended in any respect and the primary obligor under such Sublease is not released in any respect from its responsibilities and liabilities under such Sublease as a result of such lease or sublease;

          (vi) terminate (whether by exercising any contractual right of Grantor to recapture leased space or otherwise) or permit the termination of any Sublease or accept surrender of all or any portion of the space demised under any Lease prior to the end of the term thereof or accept assignment of any Sublease to Grantor unless:

               (a) the tenant under such Sublease has not paid the equivalent of two months' rent and Grantor has made reasonable efforts to collect such rent; or

               (b) Grantor shall deliver to Beneficiary an Officer's Certificate to the effect that Grantor has entered into a new Sublease (or Subleases) for the space covered by the terminated or assigned Sublease with a term (or terms) which expire(s) no earlier than the date on which the terminated or assigned Sublease was to expire (excluding renewal options), and with a tenant (or tenants) having a creditworthiness (as reasonably determined by Grantor) sufficient to pay the rent and other charges due under the new Sublease (or Subleases), and the tenant(s) shall have commenced paying rent, including all operating expenses and other amounts payable under the new Lease (or Leases) without any abatement or concession; or

          (vii) waive, excuse, condone or in any manner discharge or release any tenants of or from the obligations of such tenants under their respective Subleases or guarantors of tenants from obligations under any guarantees of the Subleases except in the ordinary and prudent course of business with due regard for the security afforded Beneficiary thereby.

     1.11.3 Grantor shall timely perform and observe all the terms, covenants and conditions required to be performed and observed by Grantor under each Sublease and shall at all times do all things necessary to require performance by the sublessee, franchisee, licensee or grantee under each Sublease of all obligations, covenants and agreements by such party to be performed thereunder. Grantor shall promptly notify Beneficiary of the receipt of any notice from any sublessee under any Sublease claiming that Grantor is in default in the performance or observance of any of the terms, covenants or conditions thereof to be performed or observed by Grantor and will cause a copy of each such notice to be promptly delivered to Beneficiary.

     1.11.4 Grantor shall furnish to Beneficiary, within thirty (30) days after each reasonable request by Beneficiary to do so, a written statement in respect of any or all of the Subleases setting forth the space occupied, if any, the property affected thereby, the rentals or other amounts payable thereunder, and such other information as Beneficiary may reasonably request.

     SECTION 1.12 Transfer Restrictions. Except as provided in Sections 1.3.1 or
1.11 hereof or permitted by and in accordance with the provisions of the Indenture, Grantor may not, without the prior written consent of Beneficiary, and the consent of Lessor, if any, as may be required by the Mortgaged Lease, further mortgage, encumber, hypothecate, sell, convey or assign all or any part of the Mortgaged Property or suffer any of the foregoing to occur by operation of law or otherwise. Notwithstanding the provisions of the foregoing sentence, so long as no Event of Default shall have occurred and be continuing, Grantor shall have the right, subject to any provision in the Mortgaged Lease to the contrary, to suffer, in respect of the Mortgaged Property:

     (i) The Liens in respect of amounts payable or obligations to be performed by Grantor pursuant to subsections 1.3.1(viii), 1.4.1, 1.5.1, 1.5.3, 1.5.4, 1.15.2 and/or 1.16; provided, however, that such amounts are not yet due and payable or are being contested in accordance with the provisions of subsection 1.5.5;

     (ii) Prior Liens;

    (iii) The Lien and security interest granted to Beneficiary pursuant to this Deed of Trust;

     (iv) As to each category or type of Mortgaged Property, the Liens described in Section 2.1(b) of the Existing Lien Intercreditor Agreement which are subject and subordinate to the Lien and security interest evidenced by this Deed of Trust in such category or type of Mortgaged Property and refinancings thereof to the extent permitted under the Indenture and the Existing Lien Intercreditor Agreement; and

     (v) Liens of the type described in clauses (4), (5), (20) and (22) of the definition of Permitted Liens and refinancings thereof to the extent permitted under the Indenture and the Intercreditor Agreements and with respect to any After-Acquired Property, the Liens of the type described in clause (11) (provided, however, such Lien shall extend only to After-Acquired Property at any time having a fair market value not to exceed $5 million) and (28) (provided, however, such Lien shall extend only After-Acquired Property at any time having a fair market value not to exceed $10 million) of the definition of Permitted Liens.

Each of the Liens and other transfers permitted by this Section 1.12 shall in all respects be subject and subordinate in priority to the Lien and security interests created and evidenced hereby except as provided in the Intercreditor Agreements or to the extent the law or regulation creating or authorizing such Lien provides that such Lien must be superior to the Lien and security interest created and evidenced hereby.

     SECTION 1.13 Destruction; Condemnation.

     1.13.1 Destruction; Insurance Proceeds. If there shall occur any damage to, or loss or destruction of, the Improvements, Equipment, or any part of any thereof (each, a "Destruction"), Grantor shall, in addition to any notices required under the Mortgaged Lease, promptly send to Beneficiary a notice setting forth the nature and extent of such Destruction. Pursuant to the provisions of the Intercreditor Agreements, the proceeds of any insurance payable in respect of such Destruction shall constitute Trust Moneys and are hereby assigned and, subject to the provisions of and to the greatest extent permitted by the Mortgaged Lease, shall be paid to Beneficiary. All such proceeds, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction (the "Net Proceeds"), shall, pursuant to the terms of the provisions of the Intercreditor Agreements, constitute Trust Moneys and be applied in accordance with the provisions of the Indenture. Beneficiary is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary and reasonable by Beneficiary in connection with the foregoing.

     1.13.2 Condemnation; Assignment of Award. If there shall occur any taking of the Mortgaged Property or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Mortgaged Property or any part thereof, by any Governmental Authority, civil or military (each, a "Taking"), Grantor shall, in addition to any notices required under the Mortgaged Lease, immediately notify Beneficiary upon receiving notice of such Taking or commencement of proceedings therefor. Beneficiary may participate in any proceedings or negotiations which might result in any Taking, and Grantor shall deliver or cause to be delivered to Beneficiary all instruments reasonably requested by it to permit such participation. Beneficiary may be represented by counsel satisfactory to it at the expense of Grantor in connection with any such participation. Grantor shall in good faith and with due diligence file and prosecute what would otherwise be Grantor's claim for any such award or payment and cause the same to be collected and paid over to Beneficiary, and hereby irrevocably authorizes and empowers Beneficiary, in the name of Grantor as its true and lawful attorney-in-fact or otherwise, to collect and to receipt for any such award or payment, and in the event Grantor fails so to act or is otherwise in default hereunder beyond any applicable notice and grace period set forth herein or in the Indenture, to file and prosecute such claim. Grantor shall pay all reasonable fees, costs and expenses incurred by Beneficiary in connection with any Taking and in seeking and obtaining any award or payment on account thereof. Any proceeds, award or payment in respect of any Taking shall constitute Trust Moneys and are hereby assigned and, subject to the provisions of and to the greatest extent permitted by the Mortgaged Lease, shall be paid to Beneficiary and shall be applied in accordance with the provisions of the Indenture. Grantor shall take all steps necessary to notify the condemning authority of such assignment. Such proceeds, award or payment, together with any interest earned thereon, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Taking (the "Net Award"), shall constitute Trust Moneys and be applied in accordance with the provisions of the Indenture. Beneficiary is hereby authorized and directed to pay from Trust Moneys any and all such expenses deemed necessary and reasonable by Beneficiary in connection with the foregoing.

     SECTION 1.14 Alterations. Grantor shall not, without the prior written consent of Beneficiary and Lessor (if Lessor's consent is required under the Mortgaged Lease), make any addition, modification or change (each, an "Alteration"), structural or nonstructural, to the Premises that costs more to effect than $500,000. Upon the making of any Alteration permitted under the Mortgaged Lease, whether or not Beneficiary. has consented to the making of any Alteration, Grantor shall (i) complete each Alteration promptly, in a good and workmanlike manner and in compliance with all applicable local laws, ordinances and requirements and (ii) pay when due all claims for labor performed and materials furnished in connection with such Alteration, unless contested in accordance with the provisions of subsection 1.5.5.

     SECTION 1.15 Hazardous Material.

     1.15.1 Grantor represents and warrants that except as disclosed in the Real Property Officer's Certificate (i) there are in effect all material permits, licenses and other authorizations which are required with respect to the ownership and operation of its business and the Mortgaged Property under any and all applicable Environmental Laws, (ii) in all material respects, it is in compliance with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance with Environmental Laws, including, without limitation, all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or violation, investigation, proceeding, notice of demand letter pending or threatened against it or any subsidiary under the Environmental Laws which could result in a material fine, penalty or other material cost or expense and (iv) there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance with, in each case, in any material respect, the Environmental Laws, or which may give rise to any material common law or legal liability, including, without limitation, liability under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any other Environmental Law or related common law theory or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing or notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials which could result in a material fine, penalty or other material cost or expense, unless contested in accordance with the provisions of subsection 1.5.5.

     1.15.2 Grantor shall (i) comply with any and all present and future Environmental Laws, (ii) not release, store, treat, handle, generate, discharge or dispose of any Hazardous Materials at, on, under or from the Mortgaged Property in violation of or in a manner that could result in any liability under any present and future Environmental Law and (iii) take all necessary steps to initiate and expeditiously complete all remedial, corrective and other action to eliminate any such effect. In the event Grantor fails to comply with the covenants in the preceding sentence, Beneficiary may, but shall not be obligated to, in addition to any other remedies set forth herein, as agent for and at Grantor's sole cost and expense, following written notice to Grantor and to Issuer cause any necessary remediation, removal or response action relating to Hazardous Materials to be taken and Grantor shall provide to Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any and all costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Grantor and shall bear interest at the Default Rate. Beneficiary shall have during the time that the Secured Obligations are outstanding, at the sole cost and expense of Grantor, the right to conduct an environmental assessment of the Mortgaged Property (i) annually or (ii) following an Event of Default, which is continuing, by such persons or firms appointed by Beneficiary, and Grantor shall cooperate in all respects in the conduct of such environmental assessment, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto. To the extent that any environmental assessment identifies conditions which violate, or could reasonably be expected to give rise to liability or obligations under, Environmental Laws, Grantor agrees to expeditiously correct any such violation or respond to conditions giving rise to such liability or obligations in a manner which complies with the Environmental Laws and mitigates associated health and environmental risks. Grantor shall indemnify and hold Trustee, Beneficiary and the Holders harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the reasonable allocated costs of staff counsel) (collectively referred to as "Losses") that Trustee, Beneficiary or the Holders may sustain by reason of the assertion against Trustee, Beneficiary or the Holders by any party of any claim relating to such Hazardous Materials at, on, under or from the Mortgaged Property or actions taken with respect thereto as authorized hereunder excluding any such Losses to the extent finally determined by a court of competent jurisdiction in a final, non-appealable judgment to have arisen from the gross negligence or willful misconduct of the party seeking indemnification. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed of Trust. Nothing contained herein or in any other document shall result in Trustee, Beneficiary or the Holders being deemed an "owner", "operator" or "generator" under applicable Environmental Laws, as hereinafter defined, including, without limitation, those enacted hereafter. "Environmental Laws", for the purposes of this Deed of Trust, means the common law and all (i) Federal, state, local and foreign laws, regulations, codes or orders, and (ii) decrees, judgments or injunctions to which Grantor or a predecessor in interest of the Mortgaged Property is a named party, issued, promulgated, approved or entered thereunder, in each case, relating to pollution or protection of public or employee health or the environment, including, without limitation, those relating to handling, use, storage, treatment, disposal, removal, emission, discharge or release of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including, without limitation, petroleum, including crude oil or any petroleum product or any fraction thereof, and asbestos and asbestos-containing material (collectively, "Hazardous Materials") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and indoor air) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     SECTION 1.16 Asbestos. Grantor shall not install nor permit to be installed in or removed from the Mortgaged Property, asbestos or any asbestos-containing material (collectively, "ACM") except in compliance with all applicable present and future Environmental Laws, and with respect to any ACM currently present in the Mortgaged Property, Grantor shall expeditiously either (i) remove or encapsulate any ACM which such Environmental Laws require to be removed or (ii) otherwise comply with such Environmental Laws with respect to such ACM, all at Grantor's sole cost and expense. If Grantor shall fail so to remove or encapsulate any ACM or otherwise comply with such Environmental Laws, Beneficiary may, but shall not be obligated to, in addition to any other remedies set forth herein, following written notice to Grantor and to Issuer, take whatever steps it deems necessary or appropriate so comply with applicable Environmental Laws and Grantor shall provide to Beneficiary and its agents and employees access to the Mortgaged Property for such purpose. Any and all costs or expenses incurred by Beneficiary for such purpose shall be immediately due and payable by Grantor and bear interest at the Default Rate. Grantor shall indemnify and hold Trustee, Beneficiary and the Holders harmless from and against all loss, cost, damage (including, without limitation, consequential damages) and reasonable expense (including, without limitation, reasonable attorneys' and consultants' fees and disbursements and the reasonable allocated costs of staff counsel) that Trustee, Baneficiary or the Holders may sustain, as a result of the presence of any ACM and any removal or encapsulation thereof or compliance with all applicable present and future Environmental Laws. The foregoing indemnification shall survive repayment of all Secured Obligations and any release or assignment of this Deed of Trust.

     SECTION 1.17 Books and Records, Other Information.

     1.17.1 Grantor shall keep proper books of record and account in which full, true and correct entries shall be made of all dealings or transactions of or in relation to the Mortgaged Property and the business and affairs of Grantor relating to the Mortgaged Property. Beneficiary and its authorized representatives shall have the right at reasonable times and upon reasonable notice to examine the books and records of Grantor relating to the operation of the Mortgaged Property.

     1.17.2 Grantor shall, at any and all times, within a reasonable time after written request by Beneficiary, furnish or cause to be furnished to Beneficiary, in such manner and in such detail as may be reasonably requested by Beneficiary, additional information with respect to the Mortgaged Property.

     SECTION 1.18 No Claims Against Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof, nor as giving Grantor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Beneficiary in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien of this Deed of Trust.

     SECTION 1.19 Utility Services. Grantor shall pay, or cause to be paid, when due all charges for all public or private utility services, all public or private rail and highway services, all public or private communication services, all sprinkler systems, all protective services and any other services of whatever kind or nature at any time rendered to or in connection with the Premises or any part thereof, shall comply with all contracts relating to any such services and shall do all other things required for the maintenance and continuance of all such services to the extent required to fulfill the obligations set forth in Section 1.10.

     SECTION 1.20 Mortgaged Lease.

     1.20.1 Grantor shall punctually and properly perform, observe and otherwise comply with each and every covenant, agreement, requirement and condition set forth in the Mortgaged Lease and do or cause to be done all things necessary or appropriate to keep the Mortgaged Lease in full force and effect and to preserve and keep unimpaired the rights of Grantor thereunder. Upon request of Beneficiary, Grantor shall, subject to the terms of the Mortgaged Lease, request from Lessor as estoppel certificate, addressed to Beneficiary, stating that there is no default under the Mortgaged Lease, or any state of facts which, with the passage of time or notice or both, would constitute a default thereunder, or if there be any default under the Mortgaged Lease, giving the details thereof.

     1.20.2 In the event Grantor acquires the fee simple title or any other estate or interest in the property subject to the Mortgaged Lease, such acquisition will not merge with the leasehold estate created by the Mortgaged Lease, but such other estate or interest will remain discrete and immediately become subject to the Lien of this Deed of Trust, and Grantor shall execute, acknowledge and deliver any instruments requested by Beneficiary to confirm the coverage of the Lien evidenced hereby upon such other estate or interest. Grantor shall pay any and all conveyance or mortgage taxes and filing or similar fees in connection with the execution, delivery, filing or recording of any such instrument.

     1.20.3 Grantor shall promptly notify Beneficiary in writing of the occurrence of any default (or any event which, with the lapse of time or notice or both, would constitute a default) on the part of or caused by any party to the Mortgaged Lease. If for any reason Grantor cannot timely make any payment under the Mortgaged Lease or perform or comply with any of its obligations under the Mortgaged Lease, Grantor shall notify Beneficiary in sufficient time to enable Beneficiary (but Beneficiary shall not be obligated) timely to make such payments and/or to perform or comply with such other obligations. On receipt by Beneficiary from Grantor pursuant to this subsection 1.20.3, or from Lessor under the Mortgaged Lease, of any such notice of default by, or inability to make any payment by, Grantor thereunder, Beneficiary may rely thereon and, after notice to Grantor, take such action as Beneficiary deems necessary or desirable to cure such default, even though the existence of such default or the nature thereof is denied by Grantor or by any other person.

     1.20.4 Grantor shall not surrender the leasehold estate created by the Mortgaged Lease, or terminate or cancel the Mortgaged Lease. Grantor shall not, without the prior written consent of Beneficiary, amend, modify, surrender, impair, forfeit, cancel, or terminate, or permit the amendment, modification, surrender, impairment, forfeiture, cancellation, or termination of the Mortgaged Lease in whole or in part, whether or not a default shall have occurred and shall be continuing under either thereof. Any such termination, cancellation, modification, change, supplement, alteration, amendment or extension without the prior written consent contemplated by this subsection 1.20.4 shall be void and of no force or effect.

     1.20.5 No release or forbearance of any of Grantor's obligations under the Mortgaged Lease, pursuant to the terms thereof, by agreement, operation of law or otherwise, shall release Grantor from any of Grantor's obligations under this Deed of Trust, including, without limitation, Grantor's obligations with respect to the payment of rent as provided in the Mortgaged Lease and the performance of all of the other terms, provisions, covenants, conditions and agreements contained in the Mortgaged Lease to be performed by Grantor thereunder.

     1.20.6 The leasehold estate of Grantor created by the Mortgaged Lease and the estate of Lessor under the Mortgaged Lease shall each at all times remain separate and apart and retain their separate identities, and no merger of the leasehold or easement estate of Grantor with the estate of Lessor will result with respect to Beneficiary or with respect to any purchaser acquiring the Mortgaged Property at any sale on foreclosure of the Lien of this Deed of Trust without the written consent of Beneficiary.

     1.20.7 Grantor covenants and agrees that the Mortgaged Lease now is and shall at all times be subject in each and every respect to the terms, conditions and Lien of this Deed of Trust. Grantor shall execute, acknowledge and deliver any instruments requested by Beneficiary to confirm the foregoing.

     1.20.8 Grantor covenants and agrees that if it shall be the subject to a proceeding under the Federal Bankruptcy Code, it shall not elect to treat the Mortgaged Lease as terminated (pursuant to Section 365 of the Federal Bankruptcy Code or any similar statute or law) without the prior written consent of Beneficiary. Grantor hereby irrevocably assigns to Beneficiary the right to exercise such election.

                                   ARTICLE II

                  ASSIGNMENT OF SUBLEASES; SECURITY AGREEMENT;
                              ASSIGNMENT AGREEMENT

     SECTION 2.1 Assignment of Subleases, Rents, Issues and Profits.

     2.1.1 Grantor absolutely, presently and irrevocably assigns, transfers and sets over to Beneficiary, and grants to Beneficiary subject to the terms and conditions hereof, all Grantor's estate, right, title, interest, claim and demand as landlord to collect rent and other sums due under all existing Subleases and any other Subleases, including, without limitation, all extensions of the terms of the Subleases (such assigned rights, "Grantor's Interest"), as follows:

          (i) the immediate and continuing right to receive and collect Rents payable by all tenants or other parties pursuant to the Subleases;

          (ii) all claims, rights, powers, privileges and remedies of Grantor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any tenant to perform or comply with any term of any Sublease;

          (iii) all rights to take all actions upon the happening of a default under any Sublease as shall be permitted by such Sublease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity; and

          (iv) the full power and authority, in the name of Grantor or otherwise, to enforce, collect, receive and receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Grantor or any landlord is or may be entitled to do under the Subleases.

     2.1.2 Any Rents receivable by Beneficiary hereunder, after payment of all proper costs and charges, shall be applied to all amounts due and owing under and as provided in this Deed of Trust and the Indenture. Beneficiary shall be accountable to Grantor only for Rents actually received by Beneficiary pursuant to this assignment. The collection of such Rents and the application thereof shall not cure or waive any Event of Default or waive, modify or affect notice of Event of Default or invalidate any act done pursuant to such notice.

     2.1.3 So long as no Event of Default shall have occurred and be continuing, Grantor shall have a license to collect and apply the Rents and to enforce the obligations of tenants under the Subleases. Immediately upon the occurrence and during the continuance of any Event of Default, the license granted in the immediately preceding sentence shall cease and terminate, with or without any notice, action or proceeding or the intervention of a receiver appointed by a court. Upon the occurrence of an Event of Default and during the continuance thereof, Beneficiary may, to the fullest extent permitted by the Subleases, (i) exercise any of Grantor's rights under the Subleases, (ii) enforce the Subleases, (iii) demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts and releases for all Rents or other payments that may then be or may thereafter become due, owing or payable with respect to the Subleases and (iv) generally, do, execute and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Subleases, as fully as allowed or authorized by Grantor's Interest.

     2.1.4 Upon the occurrence and during the continuance of an Event of Default, Grantor shall, at the direction of Beneficiary, further authorize and direct the tenant under each Sublease to pay directly to, or as directed by, Beneficiary all Rents accruing or due under its Sublease without proof to the tenant of the occurrence and continuance of such Event of Default. Grantor hereby authorizes the tenant under each Sublease to rely upon and comply with any notice or demand from Beneficiary for payment of Rents to Beneficiary and Grantor shall have no claim against any tenant for Rents paid by such tenant to Beneficiary pursuant to such notice or demand.

     2.1.5 Grantor at its sole cost and expense shall use commercially reasonable efforts to enforce the Subleases in accordance with their terms to the extent that the same would be enforced by a Prudent Operator. Neither this Deed of Trust nor any action or inaction on the part of Beneficiary shall release any tenant under any Sublease, any guarantor of any Sublease or Grantor from any of their respective obligations under the Subleases or constitute an assumption of any such obligation on the part of Beneficiary. No action or failure to act on the part of Grantor shall adversely affect or limit the rights of Beneficiary under this Deed of Trust or, through this Deed of Trust, under the Subleases.

     2.1.6 All rights, powers and privileges of Beneficiary herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Grantor shall not take any action under the Leases or otherwise which is inconsistent with this Deed of Trust or any of the terms hereof and any such action inconsistent herewith or therewith shall be void. Grantor shall, from time to time, upon request of Beneficiary, execute all instruments and further assurances and all supplemental instruments and take all such action as Beneficiary from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Beneficiary hereby.

     2.1.7 Grantor shall not, unilaterally or by agreement, subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any of the Subleases in any manner which would violate this Deed of Trust. If the Subleases shall be amended as permitted hereby, they shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto. To the extent Grantor has subleased the Premises or a portion thereof in accordance with the provisions of this Deed of Trust, Beneficiary, upon Grantor's request, may enter into with any subtenant under such sublease a non-disturbance agreement in the form attached to the Indenture as Exhibit H.

     2.1.8 Nothing contained herein shall operate or be construed to (i) obligate Beneficiary to perform any of the terms, covenants or conditions contained in the Subleases or otherwise to impose any obligation upon Beneficiary with respect to the Subleases (including, without limitation, any obligation arising out of any covenant of quiet enjoyment contained in the Subleases in the event that any tenant under a Lease shall have been joined as a party defendant in any action by which the estate of such tenant shall be terminated) or (ii) place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Premises.

     SECTION 2.2 Security Interest in Personal Property.

     2.2.1 This Deed of Trust shall constitute a security agreement and shall create and evidence a security interest or common law Lien in all the Equipment and in all the other items of Mortgaged Property in which a security interest may be granted or a common law pledge created pursuant to the Uniform Commercial Code as in effect in the state in which the Premises are located or under the common law in such state (collectively, "Personal Property").

     2.2.2 Upon the occurrence of any Event of Default, in addition to the remedies set forth in Article III, Beneficiary shall have the power to sell the Personal Property in accordance with the Uniform Commercial Code as enacted in the state in which the Premises are located or under other applicable law. It shall not be necessary that any Personal Property offered be physically present at any such sale or constructively in the possession of Beneficiary or the person conducting the sale.

     2.2.3 Upon the occurrence and during the continuance of any Event of Default, Beneficiary may sell the Personal Property or any part thereof at public or private sale with notice to Grantor as hereinafter provided. The proceeds of any such sale, after deducting all expenses of Beneficiary in taking, storing, repairing and selling the Personal Property (including, without limitation, attorneys' fees and legal expenses), shall be applied in the manner set forth in subsection 3.3.3. At any sale, public or private, of the Personal Property or any part thereof, Beneficiary may purchase any or all of the Personal Property offered at such sale.

     2.2.4 Beneficiary shall give Grantor reasonable notice of any sale of any of the Personal Property pursuant to the provisions of this Section 2.2. Notwithstanding the provisions of Section 5.2, any such notice shall conclusively be deemed to be reasonable and effective if such notice is mailed at least five (5) days prior to any sale, by first class or certified mail, postage prepaid, to Grantor at its address determined in accordance with the provisions of Section 5.2.

                                   ARTICLE III

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 3.1 Events of Default. It shall be an Event of Default hereunder if there shall have occurred and be continuing an Event of Default under the Indenture.

     SECTION 3.2 Remedies in Case of an Event of Default. If any Event of Default shall have occurred and be continuing, Beneficiary or Trustee may at Beneficiary's option, exercised in accordance with the provisions of the Indenture, in addition to any other action permitted under this Deed of Trust or the Indenture or by law, statute or in equity, take one or more of the following actions:

     3.2.1 by written notice to Grantor, declare the entire unpaid amount of the Secured Obligations to be due and payable immediately;

     3.2.2 personally, or by its agents or attorneys, (i) give notice of such Event of Default to Lessor, (ii) to the extent permitted by the Mortgaged Lease, act in all respects as lessee in respect of Mortgaged Lease and perform, on behalf of and for the account of Grantor, any of the obligations of lessee thereunder, (iii) enter into and upon and take possession of all or any part of the Premises together with the books, records and accounts of Grantor relating thereto and, exclude Grantor, its agents and servants wholly therefrom, (iv) use, operate, manage and control the Premises and the Equipment and conduct the business thereof, (v) maintain and restore the Premises and the Equipment, (vi) make all necessary or proper repairs, renewals and replacements and such useful Alterations thereto and thereon as Beneficiary may deem advisable, (vii) manage, lease and operate the Premises and carry on the business thereof and exercise all rights and powers of Grantor with respect thereto either in the name of Grantor or otherwise or (viii) collect and receive all earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof.

     3.2.3 with or without entry, personally or by its agents or attorneys, (i) sell the Mortgaged Property and all estate, right, title and interest, claim and demand therein at one or more sales in one or more parcels, in accordance with the provisions of Section 3.3 or (ii) institute and prosecute proceedings for the complete or partial foreclosure of the Lien and security interests created and evidenced hereby; or

     3.2.4 take such steps to protect and enforce its rights whether by action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement in the Indenture and the other Collateral Documents, or in aid of the execution of any power granted in this Deed of Trust, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Beneficiary shall elect.

     SECTION 3.3 Sale of Mortgaged Property if Event of Default Occurs; Proceeds of Sale.

     3.3.1 If any Event of Default shall have occurred and be continuing, Beneficiary or Trustee at the direction of Beneficiary may institute an action to foreclose this Deed of Trust or take such other action as may be permitted and available to Beneficiary or Trustee at law or in equity for the enforcement of the Indenture and the Notes and realization on the Mortgaged Property and proceeds thereon through power of sale or to final judgment and execution thereof for the Secured Obligations, and in furtherance thereof Beneficiary or Trustee may sell the Mortgaged Property at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law or statute or in equity. Beneficiary or Trustee may execute and deliver to the purchaser at such sale a conveyance of the Mortgaged Property in fee simple and an assignment or conveyance of all Grantor's Interest in the Leases and the Mortgaged Property, each of which conveyances and assignments shall contain recitals as to the Event of Default upon which the execution of the power of sale herein granted depends, and Grantor hereby constitutes and appoints Beneficiary or Trustee the true and lawful attorney-in-fact of Grantor to make any such recitals, sale, assignment and conveyance, and all of the acts of Beneficiary or Trustee as such attorney-in-fact are hereby ratified and confirmed. Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that any assignment or conveyance to be made by Beneficiary or Trustee shall divest Grantor of all right, title, interest, equity and right of redemption, including any statutory redemption, in and to the Mortgaged Property. The power and agency hereby granted are coupled with an interest and are irrevocable by death or dissolution, or otherwise, and are in addition to any and all other remedies which Beneficiary or Trustee may have hereunder, at law or in equity. So long as the Secured Obligations, or any part thereof, remain unpaid, Grantor agrees that possession of the Mortgaged Property by Grantor, or any person claiming under Grantor, shall be as tenant, and, in case of a sale under power or upon foreclosure as provided in this Deed of Trust, Grantor and any person in possession under Grantor, as to whose interest such sale was not made subject, shall, at the option of the purchaser at such sale, then become and be tenants holding over, and shall forthwith deliver possession to such purchaser, or be summarily dispossessed in accordance with the laws applicable to tenants holding over. In case of any sale under this Deed of Trust by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels in such manner or order as Beneficiary or Trustee in their sole discretion may elect. One or more exercises of powers herein granted shall not extinguish or exhaust such powers, until the entire Mortgaged Property is sold or all amounts secured hereby are paid in full.

     3.3.2 In the event of any sale made under or by virtue of this Article III, the entire principal of, and interest in respect of the Secured Obligations, if not previously due and payable, shall, at the option of Beneficiary, immediately become due and payable, anything in this Deed of Trust to the contrary notwithstanding.

     3.3.3 The proceeds of any sale made under or by virtue of this Article III, together with any other sums which then may be held by Beneficiary or Trustee under this Deed of Trust, whether under the provisions of this Article III or otherwise, shall be applied in accordance with the provisions of the Indenture.

     3.3.4 Beneficiary may bid for and acquire the Mortgaged Property or any part thereof at any sale made under or by virtue of this Article III and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the purchase price the unpaid amounts (whether or not then due) owing to Beneficiary in respect of the Secured Obligations, after deducting from the sales price the expense of the sale and the reasonable costs of the action or proceedings and any other sums that Beneficiary is authorized to deduct under this Deed of Trust.

     3.3.5 Beneficiary or Trustee may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and, Beneficiary or Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

     3.3.6 If the Premises is comprised of more than one parcel of land, Beneficiary or Trustee may take any of the actions authorized by this Section
3.3 in respect of any or a number of individual parcels.

     3.3.7 The word "sale" as used in this Section 3.3 with respect to the Mortgaged Lease shall mean the sale, transfer, assignment or conveyance for value of the leasehold interest of Grantor in the Mortgaged Lease, together with all Grantor's right, title and interest in and to the other items comprising the Mortgaged Property.

     SECTION 3.4 Additional Remedies in Case of an Event of Default.

     3.4.1 Beneficiary shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, and the right of Beneficiary to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Deed of Trust, or the foreclosure of, or absolute conveyance pursuant to, this Deed of Trust. In case of proceedings against Grantor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, Beneficiary shall be entitled to prove the whole amount of principal and interest and other payments, charges and costs due in respect of the Secured Obligations to the full amount thereof without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property; provided, however, that in no case shall Beneficiary receive a greater amount than the aggregate of such principal, interest and such other payments, charges and costs (with interest at the Default Rate) from the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Grantor.

     3.4.2 Any recovery of any judgment by Beneficiary and any levy of any execution under any judgment upon the Mortgaged Property shall not affect in any manner or to any extent the Lien and security interests created and evidenced hereby upon the Mortgaged Property or any part thereof, or any conveyances, powers, rights and remedies of Beneficiary hereunder, but such conveyances, powers, rights and remedies shall continue unimpaired as before.

     3.4.3 Any moneys collected by Beneficiary under this Section 3.4 shall be applied in accordance with the provisions of subsection 3.3.3.

     SECTION 3.5 Legal Proceedings After an Event of Default.

     3.5.1 Upon the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the Secured Obligations or any part thereof, or of any proceedings to foreclose the Lien and security interest created and evidenced hereby or otherwise enforce the provisions of this Deed of Trust or of any other proceedings in aid of the enforcement of this Deed of Trust, Grantor shall enter its voluntary appearance in such action, suit or proceeding.

     3.5.2 Upon the occurrence and during the continuance of an Event of Default, Beneficiary shall be entitled forthwith as a matter of right, concurrently or independently of any other right or remedy hereunder either before or after declaring the Secured Obligations or any part thereof to be due and payable, to the appointment of a receiver without giving notice to any party and without regard to the adequacy or inadequacy of any security for the Secured Obligations or the solvency or insolvency of any person or entity then legally or equitably liable for the Secured Obligations or any portion thereof. Grantor hereby consents to the appointment of such receiver. Notwithstanding the appointment of any receiver, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Indenture to Beneficiary.

     3.5.3 Grantor shall not (i) at any time insist upon, or plead, or in any manner whatsoever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust, (ii) claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Deed of Trust, or pursuant to any decree, judgment or order of any court of competent jurisdiction or (iii) after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof. To the extent permitted by applicable law, Grantor hereby expressly (i) waives all benefit or advantage of any such law or laws, including, without limitation, any statute of limitations applicable to this Deed of Trust, (ii) waives any and all rights to trial by jury in any action or proceeding related to the enforcement of this Deed of Trust, (iii) waives any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding brought in connection with this Deed of Trust and further waives and agrees not to plead that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum and (iv) covenants not to hinder, delay or impede the execution of any power granted or delegated to Beneficiary by this Deed of Trust but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Beneficiary shall not be liable for any incorrect or improper payment made pursuant to this Article III in the absence of gross negligence or willful misconduct.

     SECTION 3.6 Remedies Not Exclusive. No remedy conferred upon or reserved to Beneficiary by this Deed of Trust is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Deed of Trust or now or hereafter existing at law or in equity. Any delay or omission of Beneficiary to exercise any right or power accruing on any Event of Default shall not impair any such right or power and shall not be construed to be a waiver of or acquiescence in any such Event of Default. Every power and remedy given by this Deed of Trust may be exercised from time to time concurrently or independently, when and as often as may be deemed expedient by Beneficiary in such order and manner as Beneficiary, in its sole discretion, may elect. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed of Trust after the same become due, such acceptance shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums secured by this Deed of Trust or to declare an Event of Default with regard to subsequent defaults. If Beneficiary accepts any moneys required to be paid by Grantor under this Deed of Trust in an amount less than the sum then due, such acceptance shall be deemed an acceptance on account only and on the condition that it shall not constitute a waiver of the obligation of Grantor to pay the entire sum then due, and Grantor's failure to pay the entire sum then due shall be and continue to be a default hereunder notwithstanding acceptance of such amount on account.


                                   ARTICLE IV

                               CERTAIN DEFINITIONS

     The following terms shall have the following respective meanings:

     "Cost of Construction" shall mean the sum, so far as it relates to the reconstructing, renewing, restoring or replacing of the Improvements, of (i) obligations incurred or assumed by Grantor or undertaken by tenants pursuant to the terms of the Leases for labor, materials and other expenses and to contractors, builders and materialmen; (ii) the cost of contract bonds and of insurance of all kinds that may reasonably be deemed by Grantor to be desirable or necessary during the course of construction; (iii) the expenses incurred or assumed by Grantor for test borings, surveys, estimates, any Plans and Specifications and preliminary investigations therefor, and for supervising construction, as well as for the performance of all other duties required by or reasonably necessary for proper construction; (iv) ad valorem property taxes levied upon the Premises during performance of any Restoration; and (v) any costs or other charges in connection with obtaining title insurance and counsel opinions that may be required or necessary in connection with a Restoration.

     "Governmental Authority" shall mean any Federal, state, local or foreign court, agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever or any governmental or quasi-governmental unit, whether now or hereafter in existence, or any officer or official thereof, having jurisdiction over the Grantor or the Mortgaged Property. "Prudent Operator" shall mean a prudent operator of property similar in use and configuration to the Premises and the Equipment, as applicable, and located in the locality where the Premises and Equipment, as applicable, are located.

     "Purchase Agreement" shall mean that certain purchase agreement among Issuer, Grantor, Beneficiary and the Donaldson, Lufkin & Jenrette Securities Corporation and certain other parties, as of July 1, 1999.

     "Real Property Officer's Certificate" shall mean that certain officer's certificate delivered to the Beneficiary pursuant to Section 9(e)(x) of the Purchase Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1 Severability of Provisions. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 5.2 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner set forth in the Indenture, if to Grantor or Beneficiary, addressed to it at the address set forth in the Indenture, if to Trustee, addressed to it at the address set forth below, or as to any party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 5.2; provided, however, that notices to Beneficiary shall not be effective until received by Beneficiary.

               If to Trustee:

               1629 Southwest Salmon Street
               Portland, Oregon 97205
               Attn: Kathy Healy


     SECTION 5.3 Covenants To Run with the Land. All of the grants, covenants, terms, provisions and conditions in this Deed of Trust shall run with the Land and shall apply to, and bind the successors and assigns of Grantor. If there shall be more than one mortgagor, the covenants and warranties hereof shall be joint and several.

     SECTION 5.4 Headings. The Section headings used in this Deed of Trust are for convenience of reference only and shall not affect the construction of this Deed of Trust.

     SECTION 5.5 Limitation on Interest Payable. It is the intention of the parties to conform strictly to the usury laws, whether state or Federal, that are applicable to the transaction of which this Deed of Trust is a part. All agreements between Grantor and Beneficiary whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid by Grantor for the use, forbearance or detention of the money to be loaned or advanced under the Indenture or any related document, or for the payment or performance of any covenant or obligation contained herein or in the Indenture or any related document, exceeds the maximum amount permissible under applicable Federal or state usury laws. If under any circumstances whatsoever fulfillment of any such provision, at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity. If under any circumstances Grantor shall have paid an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing in respect of the Secured Obligations and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and any other amounts due hereunder, the excess shall be refunded to Grantor. All sums paid or agreed to be paid for the use, forbearance or detention of the principal under any extension of credit by Beneficiary shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by law, be amortized, prorated, allocated and spread from the date of this Deed of Trust until payment in full of the Secured Obligations so that the actual rate of interest on account of such principal amounts is uniform throughout the term hereof.

     SECTION 5.6 Indemnity. Grantor agrees to indemnify, pay and hold harmless Trustee, Beneficiary, the Holders of Notes and each of the Secured Parties and the officers, directors, employees, agents and Affiliates of Trustee, Beneficiary, the Holders of Notes and each of the Secured Parties (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by or asserted against that Indemnitee, in any manner relating to or arising out of this Deed of Trust, the Indenture or any other Collateral Document (including, without limitation, any misrepresentation by Grantor in this Deed of Trust, the Indenture or any other Collateral Document) (the "Indemnified Liabilities"); provided, however, that Grantor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) by a court of competent jurisdiction that such Indemnified Liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The obligations of Grantor contained in this Section
5.6 shall survive the termination of this Deed of Trust and the discharge of Grantor's other obligations under this Deed of Trust, the Indenture and the other Collateral Documents. Any amount paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Mortgaged Property.

     SECTION 5.7 Governing Law; Terms. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PORTION OF THE MORTGAGED PROPERTY, ARE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED. GRANTOR DESIGNATES AND APPOINTS CORPORATION SERVICE COMPANY, WITH AN ADDRESS AT 285 LIBERTY STREET, NORTHEAST, SUITE 370, SALEM, OREGON 97301, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY GRANTOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY PROCEEDING BROUGHT AGAINST GRANTOR WITH RESPECT TO THIS DEED OF TRUST, SERVICE BEING HEREBY ACKNOWLEDGED BY GRANTOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO GRANTOR AT ITS ADDRESS PROVIDED FOR IN THE PREAMBLE OF THIS AGREEMENT EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY GRANTOR REFUSES TO ACCEPT SERVICE, GRANTOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BENEFICIARY TO BRING PROCEEDINGS AGAINST GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

     SECTION 5.8 No Merger. The rights and estate created by this Deed of Trust shall not, under any circumstances, be held to have merged into any other estate or interest now owned or hereafter acquired by Beneficiary unless Beneficiary shall have consented to such merger in writing.

     SECTION 5.9 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Deed of Trust, nor consent to any departure by Grantor therefrom, shall be effective unless the same shall be done in accordance with the terms of the Indenture and unless in writing and signed by Beneficiary. Any amendment, modification or supplement of or to any provision of this Deed of Trust, any waiver of any provision of this Deed of Trust and any consent to any departure by Grantor from the terms of any provision of this Deed of Trust shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Deed of Trust or any other Collateral Document, no notice to or demand on Grantor in any case shall entitle Grantor to any other or further notice or demand in similar or other circumstances.

     SECTION 5.10 No Credit for Payment of Taxes or Impositions. Grantor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Indenture or the Notes, and Grantor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any tax or other impositions on the Mortgaged Property or any part thereof.

     SECTION 5.11 Stamp and Other Taxes. Subject to the provisions of subsection
1.5.5 relating to permitted contests, Grantor shall pay any United States documentary stamp taxes, with interest and fines and penalties, and any mortgage recording taxes, with interest and fines and penalties, that may hereafter be levied, imposed or assessed under or upon or by reason of this Deed of Trust or the Secured Obligations or any instrument or transaction affecting or relating to either thereof and in default thereof Beneficiary may (but shall have no obligation) advance the same and the amount so advanced shall be payable by Grantor to Beneficiary within ten (10) days after demand therefor, together with interest thereon at the Default Rate.

     SECTION 5.12 Estoppel Certificates. Grantor shall, from time to time, upon twenty (20) days' prior written request of Beneficiary, execute, acknowledge and deliver to Beneficiary a certificate signed by an authorized officer or officers stating that this Deed of Trust, the Indenture and the other Collateral Documents are unmodified and in full force and effect (or, if there have been modifications, that this Deed of Trust is in full force and effect as modified and setting forth such modifications).

     SECTION 5.13 Additional Security. Without notice to or consent of Grantor and without impairment of the Lien and rights created by this Deed of Trust, Beneficiary may accept (but Grantor shall not be obligated to furnish) from Grantor or from any other Person or Persons, additional security for the Secured Obligations. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent Beneficiary from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust without affecting Beneficiary's Lien and rights under this Deed of Trust.

     SECTION 5.14 Release. The Mortgaged Property shall be released from the Lien of this Deed of Trust in accordance with the provisions of the Indenture. Beneficiary, on the written request and at the expense of Grantor, will execute and deliver such proper instruments of release and satisfaction or assignment as may reasonably be requested to evidence such release or assignment, and any such instrument, when duly executed by Beneficiary and duly recorded by Grantor in the places where this Deed of Trust is recorded, shall conclusively evidence the release or assignment of this Deed of Trust.

     SECTION 5.15 Certain Expenses of Beneficiary and Trustee. If any action, suit or other proceeding affecting the Mortgaged Property or any part thereof be commenced, in which action, suit or proceeding Trustee or Beneficiary is made a party or participates or in which the right to use the Mortgaged Property or any part thereof is threatened, or in which it becomes necessary in the judgment of Trustee or Beneficiary to defend or uphold the Lien of this Deed of Trust (including, without limitation, any action, suit or proceeding to establish or uphold the compliance of the Improvements with any Requirements of Law), then all amounts paid or incurred by Trustee or Beneficiary for the expense of any such action, suit or other proceeding or to protect its rights therein (whether or not it is made or becomes a party thereto) or otherwise to enforce or defend the rights and Lien created by this Deed of Trust, shall be paid by Grantor upon demand together with interest at the Default Rate from the date of the payment or incurring thereof to the date of repayment, and any such amount and the interest thereon shall be a Lien on the Mortgaged Property, prior to any right, or right to, interest in, or claim upon the Mortgaged Property attaching or accruing subsequent to or otherwise subordinate to the Lien of this Deed of Trust, and the same shall be deemed to be secured hereby. All other amounts paid, advanced or incurred by Beneficiary in order to secure and protect the Lien of this Deed of Trust or other security provided hereunder shall be a like Lien on the Mortgaged Property and be deemed to be secured hereby.

     SECTION 5.16 Expenses of Collection. Grantor will upon demand pay to Beneficiary the amount of any and all expenses, including the fees and expenses of its counsel and the fees and expenses of any experts and agents, which Beneficiary or Trustee may incur in connection with
(i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Deed of Trust, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Mortgaged Property, (iv) the exercise or enforcement of any of the rights of Beneficiary, Trustee or any Secured Party hereunder or (v) the failure by Grantor to perform or observe any of the provisions hereof. All amounts payable by Grantor under this Section 5.16 shall be due upon demand and shall be part of the Secured Obligations. Grantor's obligations under this Section shall survive the termination of this Deed of Trust and the discharge of Grantor's other obligations hereunder.

     SECTION 5.17 Business Days. In the event any time period or any date provided in this Deed of Trust ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

     SECTION 5.18 Relationship. The relationship of Beneficiary to Grantor hereunder is strictly and solely that of lender and borrower and grantor and beneficiary and nothing contained in the Indenture, this Deed of Trust or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Beneficiary and Grantor other than as lender and borrower and grantor and beneficiary.

     SECTION 5.19 Reconveyance Upon Payment of Secured Obligations. In the event that the Secured Obligations shall be paid and performed in full, Beneficiary shall release and shall cause Trustee to release the Mortgaged Property from the Lien and security interest of this Deed of Trust and to reconvey (without warranty by or recourse against Beneficiary or any Secured Party) the Mortgaged Property to Grantor.

     SECTION 5.20 Concerning Beneficiary.

     5.20.1 Beneficiary shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Deed of Trust and its duties hereunder, upon advice of counsel selected by it.

     5.20.2 If any item of Mortgaged Property also constitutes collateral granted to Beneficiary under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions of this Deed of Trust and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, Beneficiary, in its sole discretion, shall select which provision or provisions shall control.

     5.20.3 Beneficiary has been appointed as collateral agent pursuant to the Indenture. The actions of Beneficiary hereunder are subject to the provisions of the Indenture. Beneficiary shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Mortgaged Property), in accordance with this Deed of Trust and the Indenture. Beneficiary may resign and a successor Beneficiary may be appointed in the manner provided in the Indenture. Grantor shall recognize as beneficiary under this instrument any party who has succeeded the interest of Beneficiary under the Indenture. Upon the acceptance of any appointment as Beneficiary by a successor Beneficiary, that successor Beneficiary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Beneficiary under this Deed of Trust, and the retiring Beneficiary shall thereupon be discharged from its duties and obligations under this Deed of Trust. After any retiring Beneficiary's resignation, the provisions of this Deed of Trust shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was Beneficiary.

     SECTION 5.21 Concerning Trustee. Trustee may resign by an instrument in writing addressed to Beneficiary or be removed at any time with or without cause by instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of Trustee, a successor (each, a "Successor Trustee") may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of law, and in the absence of designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the Successor Trustee all the estate and title of its predecessor in all the Mortgaged Property, and such Successor Trustee shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. Except for gross negligence or willful misconduct, Trustee shall not be liable for any act or omission or error or judgment. Trustee may rely on any document believed by him in good faith to be genuine. All money received by Trustee shall, until used or applied as herein provided, be held in trust, but need not be segregated (except to the extent required by law), and Trustee shall not be liable for interest thereon.

     SECTION 5.22 Waiver of Stay.

     5.22.1 Grantor agrees that in the event that Grantor or any property or assets of Grantor shall hereafter become the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or Grantor shall otherwise be a party to any Federal or state bankruptcy, insolvency, moratorium or similar proceeding to which the provisions relating to the automatic stay under Section 362 of the Bankruptcy Code or any similar provision in any such law is applicable, then, in any such case, whether or not Beneficiary has commenced foreclosure proceedings under this Deed of Trust, Beneficiary shall be entitled to relief from any such automatic stay as it relates to the exercise of any of the rights and remedies (including, without limitation, any foreclosure proceedings) available to Beneficiary as provided in this Deed of Trust or in any other Collateral Document.

     5.22.2 Beneficiary shall have the right to petition or move any court having jurisdiction over any proceeding described in subsection 5.22.1 for the purposes provided therein, and Grantor agrees (i) not to oppose any such petition or motion and (ii) at Grantor's sole cost and expense, to assist and cooperate with Beneficiary, as may be requested by Beneficiary from time to time, in obtaining any relief requested by Beneficiary, including, without limitation, by filing any such petitions, supplemental petitions, requests for relief, documents, instruments or other items from time to time requested by Beneficiary or any such court.

     SECTION 5.23 Continuing Security Interest; Assignment. This Deed of Trust shall create a continuing security interest in the Mortgaged Property and shall
(i) be binding upon Grantor, its successors and assigns and (ii) inure, together with the rights and remedies of Beneficiary hereunder, to the benefit of Beneficiary, Trustee, the Holders of the Notes and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto.

     SECTION 5.24 Obligations Absolute. Subject to the Indenture, all obligations of Grantor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Grantor;

          (ii) any lack of validity or enforceability of the Indenture, the Notes, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, the Notes, or any other agreement or instrument relating thereto;

          (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Deed of Trust, the Indenture, the Notes or any other agreement or instrument relating thereto except as specifically set forth in a waiver granted pursuant to the provisions of Section 5.9 hereof; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Grantor.

     SECTION 5.25 NOTICE UNDER ORS 746.201 - WARNING.

     UNLESS GRANTOR PROVIDES BENEFICIARY WITH EVIDENCE OF INSURANCE COVERAGE AS REQUIRED BY THIS DEED OF TRUST, BENEFICIARY MAY PURCHASE INSURANCE AT GRANTOR'S EXPENSE TO PROTECT BENEFICIARY'S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT GRANTOR'S INTEREST. IF THE MORTGAGED PROPERTY IS DAMAGED, THE COVERAGE PURCHASED BY BENEFICIARY MAY NOT PAY ANY CLAIM MADE BY GRANTOR OR ANY CLAIM MADE AGAINST GRANTOR. GRANTOR MAY LATER CANCEL THE COVERAGE OBTAINED BY BENEFICIARY BY PROVIDING EVIDENCE THAT IT HAS PROVIDED THE INSURANCE COVERAGE REQUIRED BY THIS DEED OF TRUST.

     GRANTOR IS RESPONSIBLE FOR THE COST OF ANY INSURANCE OBTAINED BY BENEFICIARY. THE COST OF THAT INSURANCE MAY BE ADDED TO THE SECURED OBLIGATIONS SECURED BY THIS DEED OF TRUST. IF THE COST IS ADDED TO THE SECURED OBLIGATIONS THE INTEREST RATE UNDER THE NOTES WILL APPLY TO THE ADDED AMOUNT. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE GRANTOR'S PRIOR COVERAGE LAPSED OR THE DATE GRANTOR FAILED TO PROVIDE PROOF OF COVERAGE.

     THE COVERAGE PURCHASED BY BENEFICIARY MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE GRANTOR MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY NOT SATISFY THE NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

- --------------------------------------------------------------------------------

THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

- --------------------------------------------------------------------------------

     UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE GRANTOR'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY THE BENEFICIARY TO BE ENFORCEABLE.

     IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be duly executed and delivered under seal the day and year first above written.



                                          AMERICAN TISSUE MILLS OF OREGON, INC.,
                                            Grantor


                                          By: /s/ Nourollah Elghanayan
                                              ---------------------------------
                                              Name:  Nourollah Elghanayan
                                              Title: Chairman of the Board


                                          By: /s/ Mehdi Gabayazadeh
                                              ---------------------------------
                                              Name:  Mehdi Gabayazadeh
                                              Title: President

                                 ACKNOWLEDGMENT

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

     The foregoing instrument was acknowledged before me this 9th day of July, 1999, by Nourollah Elghanayan of American Tissue Mills of Oregon, Inc., a New York corporation, on behalf of the corporation.

/s/ Kevin William Wells         (Signature of person taking acknowledgement)
- --------------------------------
KEVIN WILLIAM WELLS
Title or rank:
Serial Number (if any):    Notary Public, State of New York
My commission expires:     No. 01WE6013947
                           Qualified in New York County
                           Commission Expires Sept. 28, 2000


STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

     The foregoing instrument was acknowledged before me this 9th day of July, 1999, by Mehdi Gabayazadeh of American Tissue Mills of Oregon, Inc., a New York corporation, on behalf of the corporation.

/s/ Kevin William Wells         (Signature of person taking acknowledgement)
- --------------------------------
KEVIN WILLIAM WELLS
Title or rank:
Serial Number (if any):    Notary Public, State of New York
My commission expires:     No. 01WE6013947
                           Qualified in New York County
                           Commission Expires Sept. 28, 2000